EXHIBIT 10.56

AMENDMENT NUMBER 8 TO
MASTER SERVICE AGREEMENT

This Amendment Number 8 (“Amendment 8” or “Amendment”), dated December 22, 2016 (“Amendment 8 Effective Date”), by and between HP Enterprise Services, LLC (“Provider”) and Sabre GLBL Inc. (“Customer”) amends that certain Master Services Agreement by and between Provider and Customer, dated as of November 1, 2015 (as used herein, the “Master Agreement” or the “Agreement”).

RECITALS
WHEREAS, Customer and Provider desire to amend certain terms and conditions of the Master Agreement, as further described herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, Customer and Provider hereby agree as follows:

1. Section 3.1 of the Master Agreement is hereby amended to read as follows:

“Unless earlier terminated in accordance with the provisions of this Master Agreement, this Master Agreement will commence as of the Effective Date and will remain in effect until the later of: (i) December 31, 2023; or (ii) the anniversary of the first date on which no Service Agreement is in effect between the Parties (the “Term”).”

2. Section 18.1(f) of the Master Agreement is hereby amended to read as follows:

“In the event of a Change of Control of Provider, upon Notice of termination to Provider given not later than 12 months after the occurrence of such Change of Control, effective as of the termination date specified in such Notice of termination. Notwithstanding the foregoing, this Section 18.1(f) shall not apply to any change of control of the Enterprise Services business unit of Hewlett Packard Enterprise Co. (“HPEC”), or any other part of HPEC’s business which is divested in connection with the ES-CSC Merger. Customer will not terminate the Agreement, any Service Agreements, or other documents governed by the Agreement as a result of the ES- CSC Merger. “ES-CSC Merger” means any transaction associated with the proposed merger of the Enterprise Services business unit of HPEC with Computer Sciences Corporation, as announced on May 24, 2016. Customer will not unreasonably delay executing and will promptly approve and execute any novation agreement or other document necessary to effect such assignment, transfer or novation in connection with the ES-CSC Merger, provided that such novation agreement does not otherwise alter the substance of the current contracts between the Parties.”

1.	Counterparts. This Amendment may be executed in several counterparts, all of which taken together shall constitute a single agreement between the Parties.

2.	Defined terms. Unless otherwise defined herein, the capitalized terms used in this Amendment shall have the same meaning assigned to such capitalized terms in the Agreement.

3.
Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement (and all prior agreements, letters, proposals, discussions and other documents) regarding the matters addressed in this Amendment. Except as otherwise expressly modified herein, all other terms and conditions of the Agreement shall remain in full force and effect and are ratified and confirmed as if set forth herein verbatim.

IN WITNESS WHEREOF, Provider and Customer have each caused this Amendment to be executed as below:

SABRE GLBL INC.

Signature: /s/ Richard A. Simonson

Name:    Richard A. Simonson

Title: CFO

Date: 12/23/2016

HP Enterprise Services, LLC

Signature: /s/ Simon Branch-Evans

Name: Simon Branch-Evans

Title: VP and AE Sabre Account

Date: 12/22/2016